Exhibit 10.1

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Agreement (the “Second Amendment”) is entered into between Flow International Corporation (the “Company”) and the undersigned as of October 12, 2005. It further amends the Registration Rights Agreement (the “Agreement”) made and entered into as of February 21, 2005, by and among the Company and the investors signatory thereto (each an “Investor” and collectively, the “Investors”) as amended as of September 13, 2005 (“First Amendment”). Capitalized terms not specifically defined herein shall have the same meaning as in the Agreement. For good and adequate consideration, receipt of which is hereby acknowledged, the undersigned agree(s) as follows

1.	The undersigned is an “Investor.” The Investor continues to hold the Registrable Securities acquired pursuant to the Purchase Agreement.

2.	The First Amendment amended the term “Effectiveness Date” as used in the Agreement by substituting “210th” for “180th.” Pursuant to Section 6(f) of the Agreement, the Agreement as amended by the First Amendment is further amended to read as follows:

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 285th calendar day following the Closing Date, provided that if it subsequently determined that by the Board of Directors of the Company or a judicial decision from which no appeal may be taken that it was necessary for the Company to amend the financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2005 as a result of fraud, “285th” shall be deemed to be “180th” in this clause (a)(i), and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 285th calendar day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

3.	Except as expressly provided for in this Second Amendment, the Agreement as amended by the First Amendment will remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by the First Amendment and this Second Amendment.

4.	This form of the Second Amendment is one of several identical forms of the Second Amendment, the others to be executed by other Investors. This Amendment and the other identical forms of Second Amendment shall become effective when executed forms of Second Amendments given by Holders of no less than a majority in interest of the outstanding Registrable Securities shall be delivered to the Company.

Flow International Corporation

:

Its

Name of Investor	Number of Registrable Securities Held
(Equal to number of shares and warrants
purchased under Purchase Agreement)
By:

Its